Exhibit 3.5

AMENDED AND RESTATED BYLAWS OF ESSEX
AMENDED AND RESTATED

BYLAWS

OF

ESSEX PROPERTY TRUST, INC.

a Maryland corporation

as of July 1, 1996

SECTION VI.5 Certification of Beneficial Owners	11
SECTION VI.6 Replacement Stock Certificates	12
SECTION VI.7 Exemption from Control Share Acquisition Statute	12

ARTICLE VII 12
SECTION VII.1 Checks, Drafts, Etc	12
SECTION VII.2 Annual Statement of Affairs	12
SECTION VII.3 Fiscal Year	12
SECTION VII.4 Dividends and Other Distributions	13
SECTION VII.5 Contracts	13

ARTICLE VIII 13
SECTION VIII.1 Books and Records	13
SECTION VIII.2 Corporate Seal	13
SECTION VIII.3 Bonds	13
SECTION VIII.4 Voting upon Shares in Other Corporations	13
SECTION VIII.5 Execution of Documents	14
SECTION VIII.6 Amendments	14

ARTICLE IX	14

AMENDED AND RESTATED

ESSEX PROPERTY TRUST, INC. BYLAWS

as of July 1, 1996

ARTICLE I.

STOCKHOLDERS

         SECTION 1.1   Annual Meetings. The Corporation shall hold an annual meeting of its stockholders to elect directors and transact any other business within its powers, either at 10:00 a.m. on the last Thursday of May in each year if not a legal holiday, or at such other time on such other day falling on or before the 30th day thereafter as shall be set by the Board of Directors. Except as otherwise permitted by applicable law, any business may be considered at an annual meeting without the purpose of the meeting having been specified in the notice. Failure to hold an annual meeting does not invalidate the Corporation's existence or affect any otherwise valid corporate acts.

         SECTION 1.2   Special Meetings. The Chairman of the Board, the President or a majority of the Board of Directors may call special meetings of the stockholders. Special meetings of stockholders shall also be called by the Secretary of the Corporation upon the written request of the holders of shares entitled to cast not less than 25% of all the votes entitled to be cast at such meeting. Such request shall state the purpose of such meeting and the matters proposed to be acted on at such meeting. The Secretary shall inform such stockholders of the reasonably estimated cost of preparing and mailing notice of the meeting and, upon payment to the Corporation of such costs, the Secretary shall give notice to each stockholder entitled to notice of the meeting. Unless requested by stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of the stockholders held during the preceding twelve months.

         SECTION 1.3   Place of Meetings. Meetings of stockholders shall be held at such place in the United States as is set from time to time by the Board of Directors.

         SECTION 1.4   Notice of Meetings; Waiver of Notice. Not less than 10 nor more than 90 days before each stockholders' meeting, the Secretary shall give written notice of the meeting to each stockholder entitled to vote at the meeting and each other stockholder entitled to notice of the meeting. The notice shall state the time and place of the meeting and, if the meeting is a special meeting or notice of the purpose is required by statute, the purpose of the meeting. Notice is given to a stockholder when it is personally delivered to him, left at his residence or usual place of business, or mailed to him at his address as it appears on the records of the Corporation. Notwithstanding the foregoing provisions, each person who is entitled to notice waives notice if he before or after the meeting signs a waiver of the notice which is filed with the records of stockholders' meetings, or is present at the meeting in person or by proxy.

         SECTION 1.5   Quorum; Voting. Unless statute or the charter of the Corporation (the "Charter") provides otherwise, at a meeting of stockholders the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting constitutes a quorum, and a majority of all the votes cast at a meeting at which a quorum is present is sufficient to approve any matter which properly comes before the meeting, except that a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director.

         SECTION 1.6   Adjournments. Whether or not a quorum is present, a meeting of stockholders convened on the date for which it was called may be adjourned from time to time without further notice to a date not more than 120 days after the original record date.  Any business which might have been transacted at the meeting as originally notified may be deferred and transacted at any such adjourned meeting at which a quorum shall be present.

         SECTION 1.7   General Right to Vote; Proxies. Unless the Charter provides for a greater or lesser number of votes per share or limits or denies voting rights, each outstanding share of stock, regardless of class, is entitled to one vote on each matter submitted to a vote at a meeting of stockholders. In all elections for directors, each share of stock may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. A stockholder may vote the stock he owns of record either in person or by written proxy signed by the stockholder or by his duly authorized attorney in fact. Unless a proxy provides otherwise, it is not valid more than 11 months after its date.

         SECTION 1.8   List of Stockholders. At each meeting of stockholders, a true and complete list of all stockholders entitled to vote at such meeting, showing the number and class of shares held by each and certified by the transfer agent for such class or by the Secretary, shall be furnished by the Secretary.

         SECTION 1.9   Conduct of Business and Voting. At all meetings of stockholders, unless the voting is conducted by inspectors, the proxies and ballots shall be received, and all questions touching the qualification of voters and the validity of proxies, the acceptance or rejection of votes and procedures for the conduct of business not otherwise specified by these Bylaws, the Charter or law, shall be decided or determined by the chairman of the meeting. If demanded by stockholders, present in person or by proxy, entitled to cast at least 10% of all the votes entitled to be cast at the meeting, or if ordered by the chairman, the vote upon any election or question shall be taken by ballot and, upon like demand or order, the voting shall be conducted by two inspectors, in which event the proxies and ballots shall be received, and all questions touching the qualification of voters and the validity of proxies, the acceptance or rejection of votes and procedures for the conduct of business not otherwise specified by these Bylaws, the Charter or law shall be decided, by such inspectors. Unless so demanded or ordered, no vote need be by ballot and voting need not be conducted by inspectors. The stockholders at any meeting may choose an inspector or inspectors to act at such meeting, and in default of such election the chairman of the meeting may appoint an inspector or inspectors. No candidate for election as a director at a meeting shall serve as an inspector thereat.

         SECTION 1.10  Informal Action by Stockholders. Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if there is filed with the records of stockholders' meetings a unanimous written consent which sets forth the action and is signed by each stockholder entitled to vote on the matter and a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote at it.

         SECTION 1.11  Annual Meetings and Stockholder Proposals. Nominations of individuals for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Section 1.11, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 1.11.

         For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of the preceding paragraph of this Section 1.11, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to the secretary at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting. For purposes of applying this minimum to the 1995 annual meeting, the previous year's annual meeting shall be deemed to have taken place on May 20, 1994; provided that this sentence shall cease to be a part of the Bylaws after the holding of the 1995 annual meeting and any adjournment thereof. In the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to being before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (y) the number of shares of each class of stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

         Notwithstanding anything in the second sentence of the preceding paragraph of this Section 1.11 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 1.1 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following on which such public announcement is first made by the Corporation.

         Notwithstanding the preceding two paragraphs, for nominations of individuals for election as a "Series 1996A Director(s)" (as defined in Section 2.2), pursuant to clause (iii) of the first paragraph in this Section 1.11, to be properly brought before a meeting of stockholders, the holder of "Series 1996A Stock" (as defined in Section 2.2) shall deliver his or her nomination(s) to the Secretary of the Corporation at the principal executive offices not less than 60 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting. The Corporation shall promptly notify the holders of Series 1996A Stock if the date of the annual meeting is advanced by more than 30 days from such anniversary date, and any nomination shall be considered timely if delivered to the Secretary either within 60 days after receipt of such notice or not less than 60 days prior to the date of the annual meeting as contained in such notice.

         SECTION 1.12  Business at Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting.  Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) provided that the Board of Directors had determined that directors shall be elected at such special meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 1.12, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 1.12. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position as specified in the Corporation's notice of meeting, if the stockholder's notice required by the second paragraph of Section 1.11 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the directors to be elected at such meeting.

         Notwithstanding the preceding paragraph, the procedure for electing one or more Series 1996A Directors shall be as set forth in Article First, Section 3 of the Articles Supplementary (Series 1996A Stock) (as defined in Section 2.2).  Each request for a special meeting of the holders of Series 1996A Stock shall include the nominees for election as Series 1996A Directors.

ARTICLE II.

BOARD OF DIRECTORS

         SECTION 2.1  Function of Directors. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors. All powers of the Corporation may be exercised by or under authority of the Board of Directors, except as conferred on or reserved to the stockholders by statute or by the Charter or Bylaws.

         SECTION 2.2  Number of Directors. The Corporation shall have at least the minimum number of directors required by the Maryland General Corporation Law.  The Corporation shall have a Board of Directors consisting of eleven directors. Ten of the eleven directors, hereinafter referred to as the "Common Directors," shall be elected by the holders of common stock and the holders of all classes or series of stock who vote together with the holders of common stock and the remaining director, hereinafter referred to as the "Series 1996A Director" shall be elected by the holders of the 8.75% Convertible Preferred Stock, Series 1996A (the "Series 1996A Stock"), voting separately as a class.  The number of directors may be increased upon certain events as provided in Article First, Section 3 of the Articles Supplementary classifying 1,600,000 shares of Common Stock as shares of 8.75% Convertible Preferred Stock, Series 1996A (or Article FIFTH, subsection (e) of any restatement of the Charter) (the "Articles Supplementary (Series 1996A Stock)").  All directors shall be classified with respect to their respective terms of office as provided in Section 2.3 and each director shall serve until the expiration of his or her term and until his or her successor is elected and qualifies.

         SECTION 2.3  Election and Tenure of Directors. At the first annual meeting of stockholders, the directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, one class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1995, another class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1996 and another class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1997, with the members of each class to hold office until their successors are duly elected and qualify. At each annual meeting of the stockholders, the successors to the class of directors whose term expires at such meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and the other directors shall continue in office. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director.

         SECTION 2.4  Removal of Director. Any director or the entire Board of Directors may be removed only in accordance with the provisions of the Charter.

         SECTION 2.5  Vacancy on Board. Subject to the rights of the holders of any class of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors shall be filled by a majority of the entire Board of Directors, any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification or other causes, except removal from office, shall be filled by a majority of the directors then in office, whether or not sufficient to constitute a quorum, and any vacancies on the Board of Directors resulting from removal from office shall be filed by a vote of the stockholders or a majority of the directors then in office, whether or not sufficient to constitute a quorum. A director so elected by the stockholders shall hold office for the balance of the term of the removed director. A director so elected by the remaining directors shall hold office until the next annual meeting of stockholders, at which time the stockholders shall elect a director to hold office for the balance of the term then remaining.

         SECTION 2.6  Regular Meetings. After each meeting of stockholders at which directors shall have been elected, the Board of Directors shall meet as soon as practicable for the purpose of organization and the transaction of other business. In the event that no other time and place are specified by resolution of the

Board, the President or the Chairman, with notice in accordance with Section 2.8, the Board of Directors shall meet immediately following the close of, and at the place of, such stockholders' meeting. Any other regular meeting of the Board of Directors shall be held on such date and at any place as may be designated from time to time by the Board of Directors.

         SECTION 2.7  Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board or the President or by a majority of the Board of Directors by vote at a meeting, or in writing with or without a meeting. A special meeting of the Board of Directors shall be held at such time and place as may be designated from time to time by the Board of Directors. In the absence of designation such meeting shall be held at such time and place as may be designated in the call.

         SECTION 2.8  Notice of Meeting. Except as provided in Section 2.6, the Secretary shall give notice to each director of each regular and special meeting of the Board of Directors. The notice shall state the time and place of the meeting. Notice is given to a director when it is delivered personally to him, left at his residence or usual place of business, or sent by telegraph, facsimile transmission or telephone, at least 24 hours before the time of the meeting or, in the alternative, by mail to his address as it shall appear on the records of the Corporation, at least 72 hours before the time of the meeting.  Unless the Bylaws or a resolution of the Board of Directors provides otherwise, the notice need not state the business to be transacted at or the purposes of any regular or special meeting of the Board of Directors. No notice of any meeting of the Board of Directors need be given to any director who is present at the meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened, or to any director who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Any meeting of the Board of Directors, regular or special, may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement.

         SECTION 2.9  Action by Directors. Unless statute or the Charter or Bylaws require a greater proportion, the action of a majority of the directors present at a meeting at which a quorum is present is the action of the Board of Directors. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business. In the absence of a quorum, the directors present by majority vote and without notice other than by announcement may adjourn the meeting from time to time until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting, if a unanimous written consent which sets forth the action is signed by each member of the Board and filed with the minutes of proceedings of the Board.

         SECTION 2.10  Meeting by Conference Telephone. Members of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at a meeting.

         SECTION 2.11  Compensation. By resolution of the Board of Directors a fixed sum and expenses, if any, for attendance at each regular or special meeting of the Board of Directors or of committees thereof, and other compensation for their services as such or on committees of the Board of Directors, may be paid to directors other than directors who are full-time employees of the Corporation. A director who serves the Corporation in any other capacity also may receive compensation for such other services, pursuant to a resolution of the Board of Directors.

         SECTION 2.12  Advisory Directors. The Board of Directors may by resolution appoint advisory directors to the Board, who may also serve as directors emeriti, and shall receive such compensation and reimbursement as the Board of Directors shall provide. Advisory directors or directors emeriti shall not have any right to vote as directors.

ARTICLE III.

COMMITTEES

         SECTION 3.1  Committees. The Board of Directors may appoint from among its members an Executive Committee and other committees composed of two or more directors and delegate to these committees any of the powers of the Board of Directors, except as prohibited by law. Each committee shall include the director elected by the holders of the Series 1996A Stock pursuant to Section 3(a)(i) of the Articles Supplementary (Series 1996A Stock), upon request by such director to the Board, unless the rules of any exchange on which the shares of Common Stock of the Corporation are listed would preclude membership of such director on such committee, in which case such director shall be permitted to have access to all meetings and proceedings of such committee and to review and retain copies of all documentation presented to the members of such committee relating to committee business. If the Board of Directors has given general authorization for the issuance of stock, a committee of the Board, in accordance with a general formula or method specified by the Board by resolution or by adoption of a stock option or other plan, may fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued, including all terms and conditions required or permitted to be established or authorized by the Board of Directors under Sections 2-203 and 2-208 of the Corporations and Associations Article of the Annotated Code of Maryland.

         SECTION 3.2  Committee Procedure. Each committee may fix rules of procedure for its business. A majority of the members of a committee shall constitute a quorum for the transaction of business, and the action of a majority of those present at a meeting at which a quorum is present shall be the action of the committee. The members of a committee present at any meeting, whether or not they constitute a quorum, may appoint a director to act in the place of an absent member. Any action required or permitted to be taken at a meeting of a committee may be taken without a meeting, if a unanimous written consent which sets forth the action is signed by each member of the committee and filed with the minutes of proceedings of the committee.  The members of a committee may conduct any meeting thereof by conference telephone in accordance with the provisions of Section 2.10.

ARTICLE IV.

OFFICERS

         SECTION 4.1  Executive and Other Officers. The Corporation shall have a President, a Secretary, and a Treasurer. It may also have a Chairman of the Board. The Corporation may also have one or more Vice-Presidents, including Executive Vice Presidents, as well as one or more assistant officers, and subordinate officers as may be established by the Board of Directors. A person may hold more than one office in the Corporation except that no person may serve concurrently as both President and Vice-President of the Corporation. The Chairman of the Board shall be a director; the other officers may be directors. The Board of Directors shall designate who shall serve as chief executive officer and who shall have general supervision of the business and affairs of the Corporation, and may designate a chief operating officer, who shall have supervision of the operations of the Corporation, and a chief financial officer, who, among other functions, shall have supervision of the finance, treasury and accounting functions of the Corporation. In the absence of any designation, the Chairman of the Board, if there be one, shall serve as chief executive officer and the President, if not the same person, shall serve as chief operating officer. If the Chairman of the Board and the President are the same person, any Executive Vice President or Vice President may serve as chief operating officer.  In the absence of the Chairman of the Board, or if there be none, the President shall be the chief executive officer and any Executive Vice President or Vice President may serve as chief operating officer.

         SECTION 4.2  Chairman of the Board. The Chairman of the Board, if one be elected, shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present. Unless otherwise provided by resolution of the Board of Directors, he shall be the chief executive officer of the Corporation and shall perform the duties customarily performed by chief executive officers, and may perform any duties of the President. In general, he shall perform all such duties as are from time to time assigned to him by the Board of Directors.

         SECTION 4.3  President. Unless otherwise provided by resolution of the Board of Directors, the President, in the absence of the Chairman of the Board, shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present. Unless otherwise provided by resolution of the Board of Directors, the President shall be the chief operating officer of the Corporation and shall perform the duties customarily performed by chief operating officers. He may sign and execute, in the name of the Corporation, all authorized deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall have been expressly delegated to some other officer or agent of the Corporation. In general, he shall perform such other duties usually performed by a president of a corporation and such other duties as are from time to time assigned to him by the Board of Directors or the chief executive officer of the Corporation.

         SECTION 4.4  Vice-Presidents. The Vice-President or Vice-Presidents designated by the Board of Directors of the Corporation as Executive Vice-Presidents, at the request of the chief executive officer or the President, or in the President's absence or during his inability to act, shall perform the duties and exercise the functions of the President, and when so acting shall have the powers of the President. If there be more than one Executive Vice-President, the Board of Directors may determine which one or more of the Executive Vice-Presidents shall perform any of such duties or exercise any of such functions, or if such determination is not made by the Board of Directors, the chief executive officer or the President may make such determination; otherwise any of the Executive Vice-Presidents may perform any of such duties or exercise any of such functions. If there be no Vice-President or Vice-Presidents designated as Executive Vice-President, the Vice-President or Vice-Presidents, at the request of the chief executive officer or the President, or in the President's absence or during his inability to act, shall perform the duties and exercise the functions of the President, and when so acting shall have the powers of the President. If there be more than one Vice-President, the Board of Directors may determine which one or more of the Vice-Presidents shall perform any of such duties or exercise any of such functions, or if such determination is not made by the Board of Directors, the chief executive officer or the President may make such determination; otherwise, any of the Vice-Presidents may perform any of such duties or exercise any of such functions. The Vice-President or Vice-Presidents, including the Executive Vice-Presidents, shall have such other powers and perform such other duties, and have such additional descriptive designations in their titles (if any), as are from time to time assigned to them by the Board of Directors, the chief executive officer, or the President.

         SECTION 4.5  Secretary. The Secretary shall keep the minutes of the meetings of the stockholders, of the Board of Directors and of any committees; he shall see that all notices are duly given in accordance with the provisions of the Bylaws or as required by law; he shall be custodian of the records of the Corporation; he may witness any document on behalf of the Corporation, the execution of which is duly authorized, see that the corporate seal is affixed where such document is required or desired to be under the Corporation's seal, and, when so affixed, may attest the same; and, in general, he shall perform all duties incident to the office of a secretary of a corporation, and such other duties as are from time to time assigned to him by the Board of Directors, the chief executive officer, or the President.

         SECTION 4.6  Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board of Directors; he shall render to the President and to the Board of Directors, whenever requested, an account of the financial condition of the Corporation; and, in general, he shall perform all the duties incident to the office of a treasurer of a corporation, and such other duties as are from time to time assigned to him by the Board of Directors, the chief executive officer, or the President.

         SECTION 4.7  Assistant and Subordinate Officers. The assistant and subordinate officers of the Corporation are all officers below the office of Vice-President, Secretary, or Treasurer. The assistant or subordinate officers shall have such duties as are from time to time assigned to them by the Board of Directors, the chief executive officer, the President or any person designated as their superior officer by the committee or person electing them.

         SECTION 4.8  Election, Tenure and Removal of Officers. The Board of Directors shall elect the officers. The Board of Directors may from time to time authorize any committee or officer to appoint assistant and subordinate officers. Election or appointment of an officer, employee or agent shall not of itself create contract rights. All officers shall be elected or appointed to hold their offices, respectively, at the pleasure of the Board. The Board of Directors (or, as to any assistant or subordinate officer, any committee or officer authorized by the Board) may remove an officer at any time, if the Board (or any committee or officer authorized by the Board, as the case may be) in its judgment finds that the best interests of the Corporation will be served thereby. The removal of an officer does not prejudice any of his contract rights. The Board of Directors (or, as to any assistant or subordinate officer, any committee or officer authorized by the Board) may fill a vacancy which occurs in any office for the unexpired portion of the term.

         SECTION 4.9  Compensation. The Board of Directors shall have power to fix the salaries and other compensation and remuneration, of whatever kind, of all officers of the Corporation. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation. The Board of Directors may authorize any committee or officer, upon whom the power of appointing assistant and subordinate officers may have been conferred, to fix the salaries, compensation and remuneration of such assistant and subordinate officers.

ARTICLE V.

DIVISIONAL TITLES

         SECTION 5.1  Conferring Divisional Titles. The Board of Directors may from time to time confer upon any employee of a division of the Corporation the title of President, Vice-President, Treasurer or Controller of such division or any other title or titles deemed appropriate, or may authorize the Chairman of the Board or the President to do so. Any such titles so conferred may be discontinued and withdrawn at any time by the Board of Directors, or by the Chairman of the Board or the President if so authorized by the Board of Directors. Any employee of a division designated by such a divisional title shall have the powers and duties with respect to such division as shall be prescribed by the Board of Directors, the Chairman of the Board or the President.

         SECTION 5.2  Effect of Divisional Titles. The conferring of divisional titles shall not create an office of the Corporation under Article IV unless specifically designated as such by the Board of Directors; but any person who is an officer of the Corporation may also have a divisional title.

ARTICLE VI.

STOCK

         SECTION 6.1  Certificates for Stock. Except as otherwise proved by statute, each stockholder is entitled to certificates which represent and certify the shares of stock he holds in the Corporation. Each stock certificate shall include on its face the name of the Corporation, the name of the stockholder or other person to whom it is issued, and the class of stock and number of shares it represents. Each stock certificate shall be signed by the Chairman of the Board, the President, or a Vice-President, and countersigned by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer.  Each certificate may be sealed with the actual corporate seal or a facsimile of it or in any other form, and the signatures may be either manual or facsimile signatures. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued.

         SECTION 6.2  Transfers. The Board of Directors shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates of stock; and may appoint transfer agents and registrars thereof. The duties of transfer agent and registrar may be combined.

         SECTION 6.3  Record Dates and Closing of Transfer Books. Except as otherwise provided in Section 1.6, the Board of Directors may set a record date or direct that the stock transfer books be closed for a stated period for the purpose of making any proper determination with respect to stockholders, including which stockholders are entitled to notice of a meeting, vote at a meeting, receive a dividend or other distribution, or be allotted other rights.  Except as otherwise provided in Section 1.6, the record date may not be prior to the close of business on the day the record date is fixed; the record date may not be more than 90 days before the date on which the action requiring the determination will be taken; the transfer books may not be closed for a period longer than 20 days; and, in the case of a meeting of stockholders, the record date or the closing of the transfer books shall be at least ten days before the date of the meeting.

         SECTION 6.4  Stock Ledger. The Corporation shall maintain a stock ledger which contains the name and address of each stockholder and the number of shares of stock of each class which the stockholder holds. The stock ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. The original or a duplicate of the stock ledger shall be kept at the offices of a transfer agent for the particular class of stock, or, if none, at the principal office in the State of Maryland or the principal executive offices of the Corporation.

         SECTION 6.5  Certification of Beneficial Owners. The Board of Directors may adopt by resolution a procedure by which a stockholder of the Corporation may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may certify; the purpose for which the certification may be made; the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board considers necessary or desirable. On receipt of a certification which complies with the procedure adopted by the Board in accordance with this Section, the person specified in the certification is, for the purpose set forth in the certification, the holder of record of the specified stock in place of the stockholder who makes the certification.

         SECTION 6I.6  Replacement Stock Certificates. The Board of Directors of the Corporation may determine the conditions for issuing a new stock certificate in place of one which is alleged to have been lost, stolen, or destroyed, or the Board of Directors may delegate such power to any officer or officers of the Corporation. In their discretion, the Board of Directors or such officer or officers may refuse to issue a new certificate (a) unless the owner of the lost, stolen or destroyed certificate gives a bond, with sufficient surety, to indemnify the Corporation against any loss or claim arising as the result of the issuance of the new certificate or (b) unless a court having jurisdiction in the premises orders the Corporation to issue a new certificate.

         SECTION 6.7  Exemption from Control Share Acquisition Statute. Notwithstanding any other provisions of the Charter or these Bylaws, Title 3, Subtitle 7 of the Corporations and Associations Article of the Annotated Code of Maryland (or any successor statute) shall not apply to any acquisition by any person of shares of stock of the Corporation. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.
ARTICLE VII.

FINANCE

         SECTION 7.1  Checks, Drafts, Etc. All checks, drafts and orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the Corporation, shall, unless otherwise provided by resolution of the Board of Directors, be signed by the President, a Vice-President or an Assistant Vice-President and countersigned by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary.

         SECTION 7.2  Annual Statement of Affairs. The President or chief accounting officer shall prepare annually a full and correct statement of the affairs of the Corporation, to include a balance sheet and a financial statement of operations for the preceding fiscal year. The statement of affairs shall be submitted at the annual meeting of the stockholders and, within 20 days after the meeting, placed on file at the Corporation's principal office.

         SECTION 7.3  Fiscal Year. The fiscal year of the Corporation shall be the twelve calendar months period ending December 31 in each year, unless otherwise provided by the Board of Directors.

         SECTION 7.4  Dividends and Other Distributions. If authorized and declared by the Board of Directors at any meeting thereof, the Corporation may pay dividends and other distributions on its shares in cash, property, or in shares of the stock of the Corporation, unless such dividend or other distribution is contrary to law or to a restriction contained in the Charter.

         SECTION 7.5  Contracts. To the extent permitted by applicable law, and except as otherwise prescribed by the Charter or these Bylaws with respect to certificates for shares, the Board of Directors may authorize any officer, employee, or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

ARTICLE VIII.

SUNDRY PROVISIONS

         SECTION 8.1  Books and Records. The Corporation shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its stockholders and Board of Directors and of any executive or other committee when exercising any of the powers of the Board of Directors. The books and records of the Corporation may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form but may be maintained in the form of a reproduction. The original or a certified copy of the Bylaws, including any amendments to them, shall be kept at the principal office of the Corporation.

         SECTION 8.2  Corporate Seal. The Board of Directors shall provide a suitable seal, bearing the name of the Corporation, which shall be in the charge of the Secretary. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof. If the Corporation is required to place its corporate seal to a document, it is sufficient to meet the requirement of any law, rule or regulation relating to a corporate seal to place the word "(Seal)" adjacent to the signature of the person authorized to sign the document on behalf of the Corporation.

         SECTION 8.3  Bonds. The Board of Directors may require any officer, agent or employee of the Corporation to give a bond to the Corporation, conditioned upon the faithful discharge of his duties, with one or more sureties and in such amount as may be satisfactory to the Board of Directors.

         SECTION 8.4  Voting upon Shares in Other Corporations. Stock of other corporations or associations, registered in the name of the Corporation, may be voted by the President, a Vice-President, or a proxy appointed by either of them. The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.

         SECTION 8.5  Execution of Documents. A person who holds more than one office in the Corporation may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer.

         SECTION 8.6  Amendments. Except as otherwise provided in the Charter (including the Articles Supplementary (Series 1996A Stock)) or in Section 2.2, in accordance with the Charter, these Bylaws may be repealed, altered, amended or rescinded by vote of two-thirds of the Board of Directors at a meeting held in accordance with the provisions of these Bylaws.

ARTICLE IX.

INDEMNIFICATION AND ADVANCE FOR EXPENSES

         SECTION 9.1  To the maximum extent permitted by Maryland law in effect from time to time, the Corporation, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall indemnify, and shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (i) any individual who is a present, former or proposed director or officer of the Corporation and who is made a party to the proceeding by reason of his service in that capacity or (ii) any individual who, while a director of the Corporation and at the request of the Corporation, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reasons of his service in that capacity. The Corporation may, with the approval of its Board of Directors, provide such indemnification and advancement of expenses to a person who served as a predecessor of the Corporation in any of the capacities described in (i) or (ii) above and to any employee or agent of the Corporation or a predecessor of the Corporation. This Article shall not apply to any proceeding brought by a present or former director or officer.

         Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the bylaws or charter of the Corporation inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

CERTIFICATE OF AMENDMENT

OF

THE BYLAWS

OF

ESSEX PROPERTY TRUST, INC.

a Maryland corporation

                 The undersigned, Michael J. Schall, hereby certifies that:

1. He is the duly elected Secretary of Essex Property Trust, Inc., a Maryland corporation (the "Company").

2. Effective as of December 17, 1996, Section 2.2 of Article II of the Company's Bylaws was amended in its entirety to read as follows:

        "SECTION 2.2      Number of Directors.  The Corporation shall have at least the minimum number of directors required by the Maryland General Corporation Law.  The
        Corporation shall have a Board of Directors consisting of twelve directors.  Eleven of the twelve directors, hereinafter referred to as the "Common Directors," shall be elected by the holders of common stock and the holders of all classes or series of stock who vote together with the holders of common stock and the remaining director, hereinafter referred to as the "Series 1996A Director" shall be elected by the holders of the 8.75% Convertible Preferred Stock, Series 1996A (the "Series 1996A Stock"),
         voting separately as a class.  The number of directors may be increased upon certain events as provided in Article First, Section 3 of the Articles Supplementary
        classifying 1,600,000 shares of Common Stock as shares of 8.75% Convertible Preferred Stock, Series 1996A (or Article FIFTH, subsection (e) of any restatement of the
        Charter) (the "Articles Supplementary (Series 1996A Stock)").  All directors shall be classified with respect to their respective terms of office as provided in Section 2.3 and each director shall serve until the expiration of his or her term and until his or her successor is elected and qualifies."

        IN WITNESS HEREOF, the undersigned has set his hand hereto this 17/th/ day of December, 1996.

                                /s/ Michael J. Schall
                                ____________________________
                                Michael J. Schall
                                Secretary

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED BYLAWS

OF

ESSEX PROPERTY TRUST, INC.,

a Maryland corporation

The undersigned, being the duly elected, qualified and acting Assistant Secretary of Essex Property Trust, Inc. (the “Corporation”) does hereby certify, as follows:

1.             Article VI of the Amended and Restated Bylaws of the Corporation was amended at a meeting of the Board of Directors of the Corporation, duly noticed and held on December 4, 2007, to read in its entirety as follows:

ARTICLE VI.

STOCK

SECTION 6.1               Certificates.  The Corporation may issue some or all of the shares of any or all of the Corporation's classes or series of stock without certificates if authorized by the Board of Directors.  In the event that the Corporation issues shares of stock represented by certificates, such certificates shall be in such form as prescribed by the Board of Directors or a duly authorized officer, shall contain the statements and information required by the MGCL and shall be signed by the officers of the Corporation in the manner permitted by the MGCL.  In the event that the Corporation issues shares of stock without certificates, to the extent then required by the MGCL, the Corporation shall provide to the record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates.  There shall be no differences in the rights and obligations of stockholders based on whether or not their shares are represented by certificates.  If a class or series of stock is authorized by the Board of Directors to be issued without certificates, no stockholder shall be entitled to a certificate or certificates representing any shares of such class or series of stock held by such stockholder unless otherwise determined by the Board of Directors and then only upon written request by such stockholder to the secretary of the Corporation.

SECTION 6.2               Transfers.  All transfers of stock shall be made on the books of the Corporation, by the holder of the shares, in person or by his or her attorney, in such manner as the Board of Directors or any officer of the Corporation may prescribe and, if such shares are certificated, upon surrender of certificates duly endorsed.  The issuance of a new certificate upon the transfer of certificated shares is subject to the determination of the Board of Directors that such shares shall no longer be represented by certificates.  Upon the transfer of uncertificated shares, to the extent then required by the MGCL, the Corporation shall provide to record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates.

The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.

Notwithstanding the foregoing, transfers of shares of any class or series of stock will be subject in all respects to the charter of the Corporation and all of the terms and conditions contained therein.

SECTION 6.3               Replacement Certificate.  Any officer of the Corporation may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, destroyed, stolen or mutilated, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, destroyed, stolen or mutilated; provided, however, if such shares have ceased to be certificated, no new certificate shall be issued unless requested in writing by such stockholder and the Board of Directors has determined such certificates may be issued.  Unless otherwise determined by an officer of the Corporation, the owner of such lost, destroyed, stolen or mutilated certificate or certificates, or his or her legal representative, shall be required, as a condition precedent to the issuance of a new certificate or certificates, to give the Corporation a bond in such sums as it may direct as indemnity against any claim that may be made against the Corporation.

SECTION 6.4               Closing of Transfer Books or Fixing of Record Date.  The Board of Directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or determining stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose.  Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of stockholders, not less than ten days, before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken.

In lieu of fixing a record date, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not longer than 20 days.  If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten days before the date of such meeting.

If no record date is fixed and the stock transfer books are not closed for the determination of stockholders, (a) the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of stockholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the directors, declaring the dividend or allotment of rights, is adopted.

When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except when (i) the determination has been made through the closing of the transfer books and the stated period of closing has expired or (ii) the meeting is adjourned to a date more than 120 days after the record date fixed for the original meeting, in either of which case a new record date shall be determined as set forth herein.

SECTION 6.5               Stock Ledger.  The Corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger containing the name and address of each stockholder and the number of shares of each class held by such stockholder.

SECTION 6.6               Fractional Stock; Issuance Of Units.  The Board of Directors may issue fractional stock or provide for the issuance of scrip, all on such terms and under such conditions as they may determine.  Notwithstanding any other provision of the charter or these Bylaws, the Board of Directors may issue units consisting of different securities of the Corporation.  Any security issued in a unit shall have the same characteristics as any identical securities issued by the Corporation, except that the Board of Directors may provide that for a specified period securities of the Corporation issued in such unit may be transferred on the books of the Corporation only in such unit.

SECTION 6.7               Exemption from Control Share Acquisition Statute.  Notwithstanding any other provisions of the Charter or these Bylaws, Title 3, Subtitle 7 of the Corporations and Associations Article of the Annotated Code of Maryland (or any successor statute) shall not apply to any acquisition by any person of shares of stock of the Corporation.  This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

2.             Except as set forth above, the Amended and Restated Bylaws shall remain in full force and effect.

IN WITNESS WHEREOF, I have hereunto subscribed my name on December 4, 2007.

/s/ Michael T. Dance
Michael T. Dance
Assistant Secretary, Executive Vice President and Chief Financial Officer of Essex Property Trust, Inc.